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                                                                     EXHIBIT 11

                VARIAN ASSOCIATES, INC. AND SUBSIDIARY COMPANIES
                COMPUTATION OF EARNINGS PER SHARE IN ACCORDANCE
                     WITH INTERPRETIVE RELEASE NO. 34-9083

(Shares in Thousands)                                                               1994              1993              1992
- - - ---------------------------------------------------------------                    ------            ------            ------
Actual weighted average shares outstanding for the period(1)                       34,391            35,372            37,358

Dilutive employee stock options(1)                                                  1,285               920               554
                                                                                  -------           -------           -------
Weighted average shares outstanding for the period(1)                              35,676            36,292            37,912
                                                                                  =======           =======           =======


(Dollars in millions, except per share amounts)
- - - ---------------------------------------------------------------

Earnings applicable to fully diluted earnings per share                           $  79.4           $  45.8           $  38.6
                                                                                  =======           =======           =======

Earnings per share based on SEC interpretive release
  No. 34-9083:

Earnings per share - Fully Diluted(1)(2)                                          $  2.22           $  1.26           $  1.02
                                                                                  =======           =======           =======





(1) Prior periods restated for two-for-one stock split effected in the form of a stock dividend in March 1994.
(2) There is no significant difference between fully diluted earnings per share and primary earnings per share.